Exhibit 8.1

Subsidiaries of Lanvin Group Holdings Limited

Legal Name	Jurisdiction of Incorporation
Fosun Fashion Group (Cayman) Limited	Grand Cayman, Cayman Islands
Fosun Fashion Investment Holdings (HK) Limited	Hong Kong, P.R.C.
Fosun Fashion (Shanghai) Consulting Management Co., Ltd	Shanghai, P.R.C.
SJK Investment Holdings Limited	Grand Cayman, Cayman Islands
FFG Investment (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg
Fosun Fashion Brand Management Co., Limited	Hong Kong, P.R.C.
Luminary Talent Limited	Hong Kong, P.R.C.
FFG Wisdom (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg
Fosun Fashion Brands Management Co., Limited	Shanghai, P.R.C.
Lanvin Group Fabric Development Technology (Haining) Co.,Ltd.	Haining, P.R.C.
FFG Lucky SAS	Paris, France
Shanghai Fulang Brand Management (Group) Co., Ltd.	Shanghai, P.R.C.
LANVIN GROUP S.R.L.	Milan, Italy
Arpège SAS	Paris, France
Wolford AG	Bregenz Austria
Raffaele Caruso S.p.A	Soragna, Italy
St. John Knits International, Incorporated	Delaware, U.S.A.
Sergio Rossi S.p.A	San Mauro Pascoli, Italy
JEANNE LANVIN	Paris, France
LANVIN MONTE-CARLO	Monaco, Monaco
Lanvin Inc.	New York, U.S.A.
L3F CROISETTE	Paris, France
Ll Bal Harbour LLC	Miami, U.S.A.
L2 Crystals LLC	Las Vegas, U.S.A.
L3 Madison LLC	New York, U.S.A.
L4 Rodeo Drive LLC	Beverly Hills, U.S.A.
L5 US ECOM LLC	New York, U.S.A.
L6 MADISON, LLC	New York, U.S.A.
L8 South Coast Plaza LLC	Costa Mesa, U.S.A.
Ll SPIGA Srl	Milan, Italy
Ll Outlet Srl	San Remo, Italy
LANVIN JAPAN K.K.	Tokyo, Japan
LANVIN ASIA PACIFIC LIMITED	Hong Kong, P.R.C.
Lans Atelier (SHANGHAI) Trading co., Ltd.	Shanghai, P.R.C.
LANVIN MACAU LMITED	Macao, P.R.C.
LANVIN TAIWAN Ltd.	Taipei, P.R.C.
LANVIN LIMITED	London, U.K.
Wolford proizvodnja in trgovina d.o.o.	Murska Sobota, Slovenia
Wolford Deutschland GmbH	Bielefeld, Germany
Wolford (Schweiz) AG	Chiasso, Switzerland
Wolford London Ltd.	Harrow, U.K.
Wolford Paris S.A.R.L.	Paris, France
Wolford Italia S.r.l.	Milan, Italy
Wolford España S.L.	Madrid, Spain
Wolford Scandinavia ApS	Kopenhagen, Denmark
Wolford America, Inc.	New York, U.S.A.
Wolford Nederland B.V.	Amsterdam, Netherlands
Wolford Canada Inc.	Toronto, Canada
Wolford Asia Limited	Hong Kong, P.R.C.
Wolford Belgium N.V.	Antwerpen, Belgium
Wolford Berangere	Paris, France
Wolford (Shanghai) Trading Co., Ltd.	Shangai, P.R.C.
St. John Knits, Inc.	California, U.S.A.
St. John Asia Limited	Hong Kong, P.R.C.
St. John Canada Corporation	Nova Scotia, Canada
St. John China Limited	Hong Kong, P.R.C.
St. John China Holdings Limited	Hong Kong, P.R.C.
St. John (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.
St. John de Mexico S.A. de C.V.	Tijuana Baja, Mexico
Sergio Rossi Retail s.r.l.	San Mauro Pascoli, Italy
Sergio Rossi USA Inc.	New York, U.S.A.
Sergio Rossi UK Limited	London, U.K.
Sergio Rossi Japan Limited	Tokyo, Japan
Sergio Rossi Hong Kong Limited	Hong Kong, P.R.C.
Sergio Rossi Shanghai Trading Limited	Shanghai, P.R.C.
Sergio Rossi Deutschland GmbH	München, Germany
FAM Industries S.r.l.	San Mauro Pascoli, Italy
Lanvin Group Fashion (America), Inc.	Newark, U.S.A.
LANVIN HONG HONG LIMITED	Hong Kong, P.R.C.